EXHIBIT 19 UNDER FORM N-1A
                                              EXHIBIT 24 UNDER ITEM 601/REG. S-K



                                POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of REGIONS FUNDS and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                 TITLE                            DATE

/S/ JOHN F. DONAHUE        Chairman and Trustee       November 4, 1998
John F. Donahue            (Chief Executive Officer)


/S/ E. C. GONZALES         President, Treasurer and   November 4, 1998
Edward C. Gonzales         Trustee(Principal
                           Financial and
                           Accounting Officer)

/S/ THOMAS G. BIGLEY       Trustee                    November 4, 1998
---------------------------
Thomas G. Bigley

/S/NICHOLAS P. CONSTANTAKISTrustee                    November 4, 1998
Nicholas P. Constantakis

/S/ JOHN T. CONROY, JR.    Trustee                    November 4, 1998
---------------------------
John T. Conroy, Jr.

/S/ WILLIAM J. COPELAND    Trustee                    November 4, 1998
---------------------------
William J. Coopeland

/S/ JAMES E. DOWD          Trustee                    November 4, 1998
---------------------------
James E. Dowd

/S/ LAWRENCE D. ELLIS, M.D.Trustee                    November 4, 1998
Lawrence D. Ellis, M.D.

/S/ EDWARD L. FLAHERTY, JR.Trustee                    November 4, 1998
Edward L. Flaherty, Jr.


/S/ PETER E. MADDEN        Trustee                    November 4, 1998
---------------------------
Peter E. Madden

/S/ JOHN E. MURRAY, JR.    Trustee                    November 4, 1998
---------------------------
John E. Murray, Jr.

/S/ WESLEY W. POSVAR       Trustee                    November 4, 1998
---------------------------
Wesley W. Posvar

/S/ MARJORIE P. SMUTS      Trustee                    November 4, 1998
---------------------------
Marjorie P. Smuts

Sworn to and subscribed before me this 4th day of November, 1998.



_/S/ CHERI GOOD
Notary Public